Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan of our report dated March 30, 2017, with respect to the consolidated financial statements and schedule of Alphatec Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

October 24, 2017